Exhibit 99.1

The Middleby Corporation Reports Second Quarter Results

ELGIN, Ill.--(BUSINESS WIRE)--August 7, 2019--The Middleby Corporation (NASDAQ: MIDD), a leading worldwide manufacturer of equipment for the commercial foodservice, food processing, and residential kitchen industries, today reported net sales and earnings for the second quarter ended June 29, 2019. Net earnings for the second quarter were $92.2 million or $1.66 diluted earnings per share on net sales of $761.0 million as compared to the prior year second quarter net earnings of $84.0 million or $1.51 diluted earnings per share on net sales of $668.1 million. Net earnings in the current and prior year second quarter were negatively impacted by restructuring expenses and acquisition related inventory step-up charges. Excluding these items, earnings per share would have been $1.70 and $1.59 in the 2019 and 2018 second quarter periods.

2019 Second Quarter Financial Highlights

  Net sales increased 13.9% in the second quarter of 2019 over the comparative prior year period. Sales related to recent acquisitions added 14.7% in the second quarter. The impact of foreign exchange rates on foreign sales translated into U.S. Dollars decreased net sales by approximately 1.6% during the second quarter. Excluding the impacts of acquisitions, closure of a non-core business and foreign exchange rates, sales increased 1.3% in the second quarter.
  Net sales at the company’s Commercial Foodservice Equipment Group increased 24.0% in the second quarter of 2019 over the comparative prior year period. Excluding the impacts of acquisitions and foreign exchange, sales increased 2.3% in the second quarter. In fiscal 2018, the company completed the acquisitions of Firex, Josper, Taylor and Crown. In fiscal 2019, the company completed the acquisitions of EVO, Cooking Solutions Group, Powerhouse Dynamics, and Ss Brewtech.
  Net sales at the company’s Residential Kitchen Equipment Group decreased 6.5% in the second quarter of 2019 over the comparative prior year period. Excluding the impact of foreign exchange rates and closure of a non-core business, sales decreased 2.6% during the second quarter.
  Net sales at the company’s Food Processing Equipment Group increased 4.5% in the second quarter of 2019 over the comparative prior year period. Excluding the impacts of the acquisition and foreign exchange rates, net sales increased 3.4% during the second quarter. In fiscal 2018, the company completed the acquisition of M-TEK.
  Gross profit in the second quarter increased to $286.5 million from $250.8 million and the gross margin rate increased from 37.5% to 37.6%.
  Operating income in the second quarter increased to $139.6 million from $111.3 million in the prior year period.
  Operating income included $24.5 million of non-cash expenses during the second quarter, comprised of $9.5 million of depreciation expense, $14.7 million of intangible amortization and $0.3 million of share based compensation. Prior year second quarter non-cash expenses amounted to $20.0 million, including $8.5 million of depreciation expenses, $9.8 million of intangible amortization and $1.7 million of share based compensation.
  The provision for income taxes in the second quarter amounted to $33.2 million at a 26.5% effective rate in comparison to $26.6 million at a 24.0% effective rate in the prior year quarter.
  Diluted net earnings per share was $1.66 in the second quarter as compared to $1.51 in the prior year quarter. Net earnings in the current and prior year second quarter were reduced by restructuring expenses and acquisition related inventory step-up charges. The impact of these items reduced earnings per share by $0.04 and $0.07 in the 2019 and 2018 second quarter periods.
  Operating cash flows during the second quarter amounted to $67.6 million in comparison to $101.9 million in the prior year period.
  Net debt, defined as debt less cash, at the end of the 2019 fiscal second quarter amounted to $1,913.7 million as compared to $1,820.4 million at the end of fiscal 2018. During the second quarter, the company invested $167.3 million to fund acquisitions.

Timothy FitzGerald, Chief Executive Officer, commented, "At the Commercial Foodservice Equipment Group, we reported modest growth both domestically and internationally. Our focus on innovative solutions addressing demands for ventless cooking, automation, speed of service, and flexible equipment, position us well as our restaurant customers continue to evolve their kitchen operations. Given the strategic importance of equipment solutions to address customer issues around labor, operating footprint and menu, the timing and length of decision approval processes is often extended, affecting the timing of customer rollouts and replacement cycles. Internationally, we continue to face challenging conditions in Europe and the U.K. with uncertainty from Brexit, as well as headwinds with China. Despite the short-term disruptions and challenges, we continue to invest in the international markets and expand our footprint as we see long-term growth opportunities in emerging markets."

Mr. FitzGerald added, "Expanding margins remains a priority. During the quarter we realized anticipated margin pressure from increasing materials costs related to tariffs. We have announced mid-year price increases to offset these increasing costs. Furthermore, integration of commercial foodservice acquisitions completed over the past several years is ongoing and will contribute to margin expansion. Taylor EBITDA margins have expanded to 25% and added to our earnings by approximately $0.07 this quarter. This was offset by the second quarter acquisition of the highly-respected brands Ultrafryer, BKI, APW and Bakers Pride. Efforts are underway to improve the profit contributions from these brands, and we are confident identified actions to be implemented in the second half of 2019 should generate significant benefits in 2020."

“We are making significant technology investments related to automation, controls, and our IoT cloud-based offering, which we believe is critical to support our customer needs as they evolve their kitchen operations,” Mr. FitzGerald emphasized. “We have increased our operating spend related to these developments and are quickly developing unique solutions that enhance our broad portfolio of restaurant equipment. In conjunction with these initiatives we were pleased to recently acquire Powerhouse Dynamics, complementing our Middleby Connect IoT platform. Today we can enable customers to remotely operate and monitor a broad set of operations for restaurants, allowing our customers to achieve gains in labor efficiency, energy conservation, food cost and enhanced food safety. We are confident these ongoing investments will generate long-term growth and margin enhancement opportunities.”

“We were also excited to announce our recent acquisition of Ss Brewtech, a leader in professional-grade equipment for the small scale craft brewing industry. This acquisition further adds to our growing beverage platform. Ss Brewtech allows us to capitalize on the growing popularity of on-site brewing in bars and restaurants. We anticipate there are opportunities to further leverage this platform with other Middleby technologies to expand into other adjacent beverage categories.”

Mr. FitzGerald added, “At our Residential Kitchen Equipment Group, we faced challenging market dynamics. Viking again reported sales growth, but at slower rates than we have seen in recent quarters as domestic consumer spending in the appliance market declined. Although Viking has grown less quickly this quarter, the brand is outperforming the market. We gained share with our dealer partners and our displays increased on showroom floors. We continue to introduce new innovation for the consumer kitchen, including the expansion of our built-in refrigeration line as updated availability in the third quarter will feature a full suite of sizes. We are also actively promoting the Viking Virtuoso product line which debuted earlier this year.”

“Challenging international market conditions were also evident with the overhang of Brexit affecting our U.K- based businesses, including AGA, Rangemaster and Fired Earth. However, we are optimistic about the U.K. pipeline of new products including AGA-branded Mercury and Elise ranges which will enter the U.S. market in the coming months. We remain focused on margin improvements across the residential platform, driven by manufacturing efficiencies and addressing lower profitability at non-core businesses. Recently, the consolidation of our outdoor cooking brands into our Greenwood, Mississippi operations was announced, and will be completed by year end. We are pleased with the consistent progress in gaining market share, launching new products and increasing profitability across this segment despite the current market challenges. We believe we are well-positioned for long-term profitable growth.”

Mr. FitzGerald further noted, “At the Food Processing Equipment Group, we realized modest growth. Demand from growing international markets was offset by less domestic business. The absence of large projects in our core meat processing business is an ongoing challenge to top line growth and margins due to profitability mix. Although order rates declined in the quarter, the pipeline of activity related to new opportunities is building and improved bookings are anticipated in upcoming quarters. Our investments over the past year in new products have been well received by customers and have gained initial traction and interest across multiple customer segments. We are focused on penetrating growing market categories and supporting trends such as pet foods, dried cured meats and jerky, and sous-vide cooking. We were pleased to recently announce the acquisition of Pacpronic, a market leader in automated packaging technologies for customers in both protein and bakery. With this acquisition, we further expand our capabilities to offer a more comprehensive and integrated solution to our customers.”

Conference Call

A conference call will be held at 8 a.m. Central Time on Wednesday, August 7, 2019 and can be accessed by dialing (888) 391-6937 or (315) 625-3077 and providing conference code 4864136#. The conference call is also accessible through the Investor Relations section of the company website at www.middleby.com. A replay of the conference call will be available two hours after the conclusion of the call by dialing (855) 859-2056 and entering conference code 4864136#.

Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company's SEC filings. Any forward-looking statement speaks only as of the date hereof, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

The Middleby Corporation is a global leader in the foodservice equipment industry. The company develops, manufactures, markets and services a broad line of equipment used in the commercial foodservice, food processing, and residential kitchen equipment industries. The company's leading equipment brands serving the commercial foodservice industry include Anets®, APW Wyott®, Bakers Pride®, Bear Varimixer®, Beech®, BKI®, Blodgett®, Blodgett Combi®, Blodgett Range®, Bloomfield®, Britannia®, Carter-Hoffmann®, Celfrost®, Concordia®, CookTek®, Crown Food Equipment®, CTX®, Desmon®, Doyon®, Eswood®, EVO®, frifri®, Firex®, Follett®, Giga®, Globe®, Goldstein®, Holman®, Houno®, IMC®, Induc®, Jade®, JoeTap®, Josper®, L2F®, Lang®, Lincat®, MagiKitch'n®, Market Forge®, Marsal®, Middleby Marshall®, MPC®, Nieco®, Nu-Vu®, PerfectFry®, Pitco Frialator®, QualServ®, SiteSage®, Southbend®, Ss Brewtech®, Star®, Sveba Dahlen®, Taylor®, Toastmaster®, TurboChef®, Ultrafryer®, Wells® and Wunder-Bar®. The company’s leading equipment brands serving the food processing industry include Alkar®, Armor Inox®, Auto-Bake®, Baker Thermal Solutions®, Burford®, Cozzini®, CVP Systems®, Danfotech®, Drake®, Emico®, Glimek®, Hinds-Bock®, Maurer-Atmos®, MP Equipment®, M-TEK®, Pacproinc®, RapidPak®, Scanico®, Spooner Vicars®, Stewart Systems®, Thurne® and Ve.Ma.C.®. The company’s leading equipment brands serving the residential kitchen industry include AGA® AGA Cookshop®, Fired Earth®, EVO®, Heartland®, La Cornue®, Leisure Sinks®, Lynx®, Marvel®, Mercury®, Rangemaster®, Rayburn®, Redfyre®, Sedona®, Stanley®, TurboChef®, U-Line® and Viking®.

For more information about The Middleby Corporation and the company brands, please visit www.middleby.com.

THE MIDDLEBY CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Amounts in 000’s, Except Per Share Information) (Unaudited)

	Three Months Ended		Six Months Ended
	2nd Qtr, 2019	2nd Qtr, 2018	2nd Qtr, 2019	2nd Qtr, 2018
Net sales	$761,004	$668,128	$1,447,806	$1,252,928
Cost of sales	474,525	417,369	904,015	790,536

Gross profit	286,479	250,759	543,791	462,392

Selling, general and administrative expenses	144,631	135,008	290,424	257,956
Former Chairman and CEO transition costs	—	—	10,116
Restructuring expenses	2,241	4,441	2,583	6,134
Income from operations	139,607	111,310	240,668	198,302

Interest expense and deferred financing amortization, net	21,968	10,404	42,488	19,227
Net periodic pension benefit (other than service costs)	(7,297)	(9,116)	(15,058)	(18,821)
Other (income) expense, net	(520)	(542)	(1,933)	631

Earnings before income taxes	125,456	110,564	215,171	197,265

Provision for income taxes	33,246	26,576	53,948	47,857

Net earnings	$92,210	$83,988	$161,223	$149,408

Net earnings per share:

Basic	$1.66	$1.51	$2.90	$2.69

Diluted	$1.66	$1.51	$2.90	$2.69

Weighted average number of shares

Basic	55,660	55,576	55,630	55,575

Diluted	55,660	55,576	55,630	55,575

THE MIDDLEBY CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in 000’s, Except Per Share Information) (Unaudited)

	Jun 29, 2019	Dec 29, 2018
ASSETS

Cash and cash equivalents	$81,687	$71,701
Accounts receivable, net	411,303	398,660
Inventories, net	611,859	521,810
Prepaid expenses and other	62,941	50,940
Prepaid taxes	17,133	18,483
Total current assets	1,184,923	1,061,594

Property, plant and equipment, net	336,929	314,569
Goodwill	1,781,772	1,743,175
Other intangibles, net	1,442,755	1,361,024
Long-term deferred tax assets	28,370	32,188
Other assets	111,920	37,231

Total assets	$4,886,669	$4,549,781

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$3,443	$3,207
Accounts payable	193,124	188,299
Accrued expenses	368,730	367,446
Total current liabilities	565,297	558,952

Long-term debt	1,991,980	1,888,898
Long-term deferred tax liability	128,342	113,896
Accrued pension benefits	239,785	253,119
Other non-current liabilities	163,014	69,713

Stockholders' equity	1,798,251	1,665,203

Total liabilities and stockholders' equity	$4,886,669	$4,549,781

THE MIDDLEBY CORPORATION NON-GAAP SEGMENT INFORMATION (UNAUDITED) (Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Residential Kitchen	Food Processing
Three Months Ended June 29, 2019
Net sales	$513,279	$149,872	$97,853
Segment Operating Income	$111,572	$20,599	$18,542
Operating Income % of net sales	21.7%	13.7%	18.9%

Depreciation	5,382	2,892	1,199
Amortization	11,028	2,444	1,224
Restructuring expenses	700	1,541	—
Acquisition related inventory step-up charge	1,103	—	—
Segment adjusted EBITDA	$129,785	$27,476	$20,965
Adjusted EBITDA % of net sales	25.3%	18.3%	21.4%

Three Months Ended June 30, 2018
Net sales	$414,117	$160,362	$93,649
Segment Operating Income	$100,008	$16,520	$14,648
Operating Income % of net sales	24.1%	10.3%	15.6%

Depreciation	3,811	3,330	1,237
Amortization	3,538	4,322	1,892
Restructuring expenses	1,088	2,970	383
Acquisition related inventory step-up charge	1,030	—	—
Segment adjusted EBITDA	$109,475	$27,142	$18,160
Adjusted EBITDA % of net sales	26.4%	16.9%	19.4%

NON-GAAP FINANCIAL MEASURES

The company supplements its consolidated financial statements presented on a GAAP basis with this non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies.

The company believes that the non-GAAP adjusted segment EBITDA measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating performance for business planning purposes. The Company also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in its opinion, do not reflect its core operating performance including, for example, intangibles amortization expense, impairment charges, restructuring expenses, and other charges which management considers to be outside core operating results. The Company believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Middleby uses internally for purposes of assessing its core operating performance.

Contacts

Darcy Bretz, Investor and Public Relations, (847) 429-7756
Bryan Mittelman, Chief Financial Officer, (847) 429-7715